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                                  Exhibit 99.1

                                     CONSENT


     The undersigned hereby consents to the reference in the Registration Statement on Form S-1 and related Prospectus of Lifecodes Corporation (the "Company") to the undersigned serving as a director of the Company at the time of the consummation of the offering described in the Prospectus. The undersigned agrees that, if nominated and elected, he will serve as a director of the Company.



                                                   -----------------------------
                                                         John Hansen M.D.